Exhibit 99.4
Last Updated
2/19/10
Pinnacle West Capital Corporation
Earnings Variance Explanations
For the Three-Month and Twelve-Month Periods Ended December 31, 2009 and 2008
The following discussion includes the earnings variance explanations for Pinnacle West Capital Corporation (“Pinnacle West”) for the three months and twelve months ended December 31, 2009 and 2008. We suggest that this discussion be read in connection with the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Additional operating and financial statistics and a glossary of terms are available on our website (www.pinnaclewest.com).
RESULTS OF OPERATIONS
Our results of operations, provided below, are based upon our two reportable business segments:
•	our regulated electricity segment, which consists of traditional regulated retail and wholesale electricity businesses (primarily electric service to Native Load customers) and related activities and includes electricity generation, transmission and distribution; and
•	our real estate segment, which consists of SunCor’s real estate development and investment activities.
Operating Results — Three-month period ended December 31, 2009 compared with three-month period ended December 31, 2008
Our consolidated net loss attributable to common shareholders for the three months ended December 31, 2009 was $30 million, compared with a net loss of $39 million for the comparable prior-year period. The improved results were primarily due to lower real estate impairment charges recorded in 2009 compared with the prior-year period by SunCor, the Company’s real estate subsidiary.

Last Updated
2/19/10
The following table presents net loss attributable to common shareholders by business segment compared with the prior-year period:

			Increase
			(Decrease)
			in Net Income
	Three Months Ended		Attributable
	December 31,		to Common
	2009	2008	Shareholders
	(dollars in millions)
Regulated Electricity Segment:

Operating revenues less fuel and purchased power expenses	$392	$367	$25
Operations and maintenance	(229)	(207)	(22)
Depreciation and amortization	(101)	(96)	(5)
Taxes other than income taxes	(22)	(30)	8
Other income (expenses), net	(3)	(9)	6
Interest charges, net of capitalized financing costs	(52)	(50)	(2)
Income taxes	1	8	(7)

Regulated electricity segment net loss	(14)	(17)	3

Real Estate Segment:

Real estate impairment charges	(20)	(53)	33
Other real estate operations	(4)	(2)	(2)
Income taxes	10	21	(11)

Real estate segment net loss	(14)	(34)	20

All other (a)	(2)	12	(14)

Net Loss Attributable to Common Shareholders	$(30)	$(39)	$9

(a)	Includes activities related to marketing and trading, APSES and El Dorado. Income for 2008 includes income from discontinued operations of $8 million related to the resolution of certain tax issues associated with the sale of Silverhawk in 2005. None of these segments is a reportable segment.
Regulated electricity segment
This section includes a discussion of major variances in income and expense amounts for the regulated electricity segment.

Last Updated
2/19/10
Operating revenues less fuel and purchased power expenses
Regulated electricity segment operating revenues less fuel and purchased power expenses were $25 million higher for the three months ended December 31, 2009 compared with the prior-year period. The following table describes the major components of this change:

	Increase (Decrease)
		Purchased
	Operating	power and fuel
	revenues	expenses	Net change
	(dollars in millions)
Higher renewable energy and demand-side management surcharges (substantially offset in operations and maintenance expense)	$14	$	$14
Interim retail rate increases effective January 1, 2009	11		11
Increased mark-to-market valuations of fuel and purchased power contracts related to favorable changes in market prices, net of related PSA deferrals		(9)	9
Transmission rate increases	5		5
Lower retail sales primarily due to lower usage per customer, including the effects of the Company’s energy efficiency programs, but excluding the effects of weather	(17)	(8)	(9)
Higher retail revenues related to recovery of PSA deferrals, offset by amortization of the same amount recorded as fuel and purchased power expense	7	7	—
Miscellaneous items, net	(4)	1	(5)

Total	$16	$(9)	$25

Operations and maintenance Operations and maintenance expenses increased $22 million for the three months ended December 31, 2009 compared with the prior-year period primarily because of:
•	An increase of $14 million related to renewable energy and demand-side management programs, which are offset in operating revenues;
•	An increase of $13 million in generation costs, including more planned maintenance; and
•	A decrease of $5 million associated with cost saving measures and other factors, including decreased severance costs in 2009.
Depreciation and amortization Depreciation and amortization expenses increased $5 million for the three months ended December 31, 2009 compared with the prior-year period primarily because of increases in utility plant in service. The increases in utility plant in service are the result of various improvements to APS’ existing fossil and nuclear generating plants and distribution and transmission infrastructure additions and upgrades.

Last Updated
2/19/10
Taxes other than income taxes Taxes other than income taxes decreased $8 million for the three months ended December 31, 2009 compared with the prior-year period primarily because of the timing of property tax rate adjustments.
Other income (expenses), net Other income (expenses), net improved $6 million for the three months ended December 31, 2009 compared with the prior-year period primarily because of improved investment gains. Other income (expenses), net is comprised of the regulated electricity segment portions of the line items other income and other expense from the Consolidated Statements of Income.
Income taxes Income tax benefits were $7 million lower for the three months ended December 31, 2009 compared with the prior-year period primarily because of lower pretax losses.
Real estate segment
The real estate segment net loss attributable to common shareholders was $20 million lower for the three months ended December 31, 2009 compared with the prior-year period primarily because of:
•	A decrease in real estate impairment charges of $33 million; and
•	A decrease in income tax benefits of $11 million primarily because of a lower net loss for the 2009 period.
All Other
All other earnings were $14 million lower for the three months ended December 31, 2009 compared to the prior-year period primarily because of planned reductions of marketing and trading activities and the absence of the 2008 resolution of certain tax issues associated with the sale of Silverhawk in 2005.
Operating Results — 2009 Compared with 2008
Our consolidated net income attributable to common shareholders for 2009 was $68 million, compared with net income of $242 million for the prior year. The decrease in net income was primarily due to 2009 real estate impairment charges recorded by SunCor.
In addition, regulated electricity segment net income decreased approximately $13 million from the prior year primarily due to lower retail sales resulting from lower usage per customer; higher interest charges, net of capitalized financing costs; higher depreciation and amortization expenses; and the absence of income tax benefits related to prior years recorded in 2008. These negative factors were partially offset by increased revenues due to the interim rate increase effective January 1, 2009 and transmission rate increases.

Last Updated
2/19/10
The following table presents net income attributable to common shareholders by business segment compared with the prior year:

			Increase
			(Decrease)
			in Net Income
	Year Ended		Attributable
	December 31,		to Common
	2009	2008	Shareholders
	(dollars in millions)
Regulated Electricity Segment:

Operating revenues less fuel and purchased power expenses	$1,970	$1,843	$127
Operations and maintenance	(862)	(796)	(66)
Depreciation and amortization	(400)	(383)	(17)
Taxes other than income taxes	(123)	(125)	2
Other income (expenses), net	(1)	(20)	19
Interest charges, net of capitalized financing costs	(199)	(171)	(28)
Income taxes	(142)	(92)	(50)

Regulated electricity segment net income	243	256	(13)

Real Estate Segment:

Real estate impairment charges	(266)	(53)	(213)
Other real estate operations	(10)	10	(20)
Income taxes	109	17	92

Real estate segment net loss	(167)	(26)	(141)

All Other (a)	(8)	12	(20)

Net Income Attributable to Common Shareholders	$68	$242	$(174)

(a)	Includes activities related to marketing and trading, APSES and El Dorado. Income for 2008 includes income from discontinued operations of $8 million related to the resolution of certain tax issues associated with the sale of Silverhawk in 2005. None of these segments is a reportable segment.
Regulated electricity segment
This section includes a discussion of major variances in income and expense amounts for the regulated electricity segment.

Last Updated
2/19/10
Operating revenues less fuel and purchased power expenses
Regulated electricity segment operating revenues less fuel and purchased power expenses were $127 million higher for the year ended 2009 compared with the prior year. The following table describes the major components of this change:

	Increase (Decrease)
		Purchased
	Operating	power and fuel
	revenues	expenses	Net change
	(dollars in millions)
Higher renewable energy and demand-side management surcharges (substantially offset in operations and maintenance expense)	$63	$	$63
Interim retail rate increases effective January 1, 2009	61		61
Transmission rate increases	21		21
Increased mark-to-market valuations of fuel and purchased power contracts related to favorable changes in market prices, net of related PSA deferrals		(18)	18
Effects of weather on retail sales, primarily due to hotter weather in the third quarter of 2009	12	3	9
Lower retail sales primarily due to lower usage per customer, including the effects of the Company’s energy efficiency programs, but excluding the effects of weather	(58)	(26)	(32)
Higher fuel and purchased power costs including the effects of lower off-system sales, net of related PSA deferrals	(30)	(19)	(11)
Lower retail revenues related to recovery of PSA deferrals, offset by lower amortization of the same amount recorded as fuel and purchased power expense	(36)	(36)	—
Miscellaneous items, net	(11)	(9)	(2)

Total	$22	$(105)	$127

Operations and maintenance Operations and maintenance expenses increased $66 million for the year ended 2009 compared with the prior year primarily because of:
•	An increase of $62 million related to renewable energy and demand-side management programs, which are offset in operating revenues;
•	An increase of $29 million in generation costs, including more planned maintenance, partially offset by lower costs at Palo Verde due to cost efficiency measures; and
•	A decrease of $25 million associated with cost saving measures and other factors, including the absence of employee severance costs in 2009.

Last Updated
2/19/10
Depreciation and amortization Depreciation and amortization expenses increased $17 million for the year ended 2009 compared with the prior year primarily because of increases in utility plant in service. The increases in utility plant in service are the result of various improvements to APS’ existing fossil and nuclear generating plants and distribution and transmission infrastructure additions and upgrades.
Interest charges, net of capitalized financing costs Interest charges, net of capitalized financing costs increased $28 million for the year ended 2009 compared with the prior year primarily because of higher debt balances, partially offset by the effects of lower interest rates. Interest charges, net of capitalized financing costs are comprised of the regulated electricity segment portions of the line items interest expense, capitalized interest and allowance for equity funds used during construction from the Consolidated Statements of Income.
Other income (expenses), net Other income (expenses), net improved $19 million for the year ended 2009 compared with the prior year primarily because of improved investment gains. Other income (expenses), net is comprised of the regulated electricity segment portions of the line items other income and other expense from the Consolidated Statements of Income.
Income taxes Income taxes were $50 million higher for the year ended 2009 compared with the prior year primarily because of $30 million of income tax benefits related to prior years recorded in 2008 and higher pretax income.
Real estate segment
During the first quarter of 2009, we decided to restructure SunCor through the sale of substantially all of its assets. The real estate segment net loss attributable to common shareholders was $141 million higher for the year ended 2009 compared with the prior year primarily because of:
•	An increase in real estate impairment charges of $213 million;
•	A decrease of $20 million in income from other real estate operations primarily due to 2008 income from a commercial property sale; and
•	An increase in income tax benefits of $92 million primarily because of a higher net loss.
All Other
All other earnings were $20 million lower for the year ended 2009 compared with the prior year primarily because of planned reductions of marketing and trading activities and the absence of the 2008 resolution of certain tax issues associated with the sale of Silverhawk in 2005.

PINNACLE WEST CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars and shares in thousands, except per share amounts)

	THREE MONTHS ENDED
	DECEMBER 31,		Increase (Decrease)
	2009	2008	Amount	Percent
Operating Revenues
Regulated electricity segment	$650,349	$634,756	$15,593	2.5	% B
Real estate segment	28,030	19,460	8,570	44.0	% B
Marketing and trading	—	9,274	(9,274)	100.0	% W
Other revenues	14,678	14,905	(227)	1.5	% W

Total	693,057	678,395	14,662	2.2	% B

Operating Expenses
Regulated electricity segment fuel and purchased power	257,990	267,198	(9,208)	3.4	% B
Real estate segment operations	30,968	22,509	8,459	37.6	% W
Real estate impairment charge	16,984	18,108	(1,124)	6.2	% B
Marketing and trading fuel and purchased power	—	1,443	(1,443)	100.0	% B
Operations and maintenance	232,812	209,797	23,015	11.0	% W
Depreciation and amortization	102,165	98,374	3,791	3.9	% W
Taxes other than income taxes	22,537	30,510	(7,973)	26.1	% B
Other expenses	10,309	13,090	(2,781)	21.2	% B

Total	673,765	661,029	12,736	1.9	% W

Operating Income	19,292	17,366	1,926	11.1	% B

Other
Allowance for equity funds used during construction	3,080	2,425	655	27.0	% B
Other income	849	2,325	(1,476)	63.5	% W
Other expense	(5,382)	(9,523)	4,141	43.5	% B

Total	(1,453)	(4,773)	3,320	69.6	% B

Interest Expense
Interest charges	59,139	58,570	569	1.0	% W
Capitalized interest	(2,177)	(4,227)	2,050	48.5	% W

Total	56,962	54,343	2,619	4.8	% W

Loss From Continuing Operations Before Income Taxes	(39,123)	(41,750)	2,627	6.3	% B

Income Taxes	(10,255)	(14,489)	4,234	29.2	% W

Loss From Continuing Operations	(28,868)	(27,261)	(1,607)	5.9	% W

Loss From Discontinued Operations Net of Income Taxes	(1,122)	(11,589)	10,467	90.3	% B

Net Loss	(29,990)	(38,850)	8,860	22.8	% B

Less: Net loss attributable to noncontrolling interests	169	—	169	100.0	% B

Net Loss Attributable To Common Shareholders	$(30,159)	$(38,850)	$8,691	22.4	% B

Weighted-Average Common Shares Outstanding — Basic	101,320	100,836	484	0.5%

Weighted-Average Common Shares Outstanding — Diluted	101,320	100,836	484	0.5%

Earnings Per Weighted-Average Common Share Outstanding
Loss from continuing operations attributable to common shareholders — basic	$(0.29)	$(0.27)	$(0.02)	7.4	% W
Net loss attributable to common shareholders — basic	$(0.30)	$(0.39)	$0.09	23.1	% B
Loss from continuing operations attributable to common shareholders — diluted	$(0.29)	$(0.27)	$(0.02)	7.4	% W
Net loss attributable to common shareholders — diluted	$(0.30)	$(0.39)	$0.09	23.1	% B

Amounts Attributable To Common Shareholders
Loss from continuing operations, net of tax	$(29,037)	$(27,261)	$(1,776)	6.5	% W
Discontinued operations, net of tax	(1,122)	(11,589)	10,467	90.3	% B

Net loss attributable to common shareholders	$(30,159)	$(38,850)	$8,691	22.4	% B

B —	Better

W —	Worse

PINNACLE WEST CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	TWELVE MONTHS ENDED
	DECEMBER 31,		Increase (Decrease)
	2009	2008	Amount	Percent
Operating Revenues
Regulated electricity segment	$3,149,187	$3,127,383	$21,804	0.7	% B
Real estate segment	103,152	74,549	28,603	38.4	% B
Marketing and trading	—	66,897	(66,897)	100.0	% W
Other revenues	44,762	41,729	3,033	7.3	% B

Total	3,297,101	3,310,558	(13,457)	0.4	% W

Operating Expenses
Regulated electricity segment fuel and purchased power	1,178,620	1,284,116	(105,496)	8.2	% B
Real estate segment operations	102,381	100,102	2,279	2.3	% W
Real estate impairment charge	258,453	18,108	240,345	1327.3	% W
Marketing and trading fuel and purchased power	—	45,572	(45,572)	100.0	% B
Operations and maintenance	875,357	807,852	67,505	8.4	% W
Depreciation and amortization	404,331	390,093	14,238	3.6	% W
Taxes other than income taxes	123,663	125,336	(1,673)	1.3	% B
Other expenses	32,523	34,171	(1,648)	4.8	% B

Total	2,975,328	2,805,350	169,978	6.1	% W

Operating Income	321,773	505,208	(183,435)	36.3	% W

Other
Allowance for equity funds used during construction	14,999	18,636	(3,637)	19.5	% W
Other income	5,669	12,797	(7,128)	55.7	% W
Other expense	(14,269)	(31,576)	17,307	54.8	% B

Total	6,399	(143)	6,542	4574.8	% B

Interest Expense
Interest charges	233,859	215,684	18,175	8.4	% W
Capitalized interest	(10,745)	(18,820)	8,075	42.9	% W

Total	223,114	196,864	26,250	13.3	% W

Income From Continuing Operations Before Income Taxes	105,058	308,201	(203,143)	65.9	% W

Income Taxes	37,827	76,897	(39,070)	50.8	% B

Income From Continuing Operations	67,231	231,304	(164,073)	70.9	% W

Income (Loss) From Discontinued Operations
Net of Income Taxes	(13,676)	10,821	(24,497)	226.4	% W

Net Income	53,555	242,125	(188,570)	77.9	% W

Less: Net income (loss) attributable to noncontrolling interests	(14,775)	—	(14,775)	100.0	% W

Net Income Attributable To Common Shareholders	$68,330	$242,125	$(173,795)	71.8	% W

Weighted-Average Common Shares Outstanding — Basic	101,161	100,691	470	0.5%

Weighted-Average Common Shares Outstanding — Diluted	101,264	100,965	299	0.3%

Earnings Per Weighted-Average Common Share Outstanding
Income from continuing operations attributable to common shareholders — basic	$0.81	$2.30	$(1.49)	64.8	% W
Net income attributable to common shareholders — basic	$0.68	$2.40	$(1.72)	71.7	% W
Income from continuing operations attributable to common shareholders — diluted	$0.81	$2.29	$(1.48)	64.6	% W
Net income attributable to common shareholders — diluted	$0.67	$2.40	$(1.73)	72.1	% W

Amounts Attributable To Common Shareholders
Income from continuing operations, net of tax	$82,006	$231,304	$(149,298)	64.5	% W
Discontinued operations, net of tax	(13,676)	10,821	(24,497)	226.4	% W

Net Income attributable to common shareholders	$68,330	$242,125	$(173,795)	71.8	% W

B —	Better

W —	Worse